UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 22, 2009
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-00368 (Commission File Number)	41-0462685 (I.R.S. Employer Identification No.)
215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     On June 22, 2009, the Board of Directors of Otter Tail Corporation (the “Company”) adopted a Statement of Cancellation of Statements Establishing Rights and Preferences of Shares (the “Statement of Cancellation”) pursuant to Section 302A.133 of the Minnesota Business Corporation Act to remove from the Company’s Restated Articles of Incorporation, as amended, the Statement of Rights for each of the following series of the Company’s shares: (i) $9.50 Cumulative Preferred Shares, (ii) $11.50 Cumulative Preferred Shares, (iii) $8.30 Cumulative Preferred Shares, (iv) $8.375 Cumulative Preferred Shares, (v) $8.90 Cumulative Preferred Shares, (vi) $11.50 Cumulative Preferred Shares (Series A), (vii) $9.00 Exchangeable Cumulative Preferred Shares, (viii) $6.35 Cumulative Preferred Shares and (ix) Series A Junior Participating Preferred Shares (each, a “Preferred Series”). No shares of any of the Preferred Series remain outstanding and, in the case of the Series A Junior Participating Preferred Shares, no shares were issued prior to the expiration of the Company’s shareholder rights plan on January 27, 2007 in accordance with its terms. On June 22, 2009, the Board of Directors of the Company also adopted the Second Restated Articles of Incorporation reflecting previous amendments to the Company’s Restated Articles of Incorporation as well as the removal of the Statement of Rights for each of the Preferred Series to be effected by the filing of the Statement of Cancellation. The Statement of Cancellation and the Second Restated Articles of Incorporation were filed with the Secretary of State of Minnesota on June 23, 2009. A copy of the Second Restated Articles of Incorporation is attached as Exhibit 3.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
3.1	Second Restated Articles of Incorporation of Otter Tail Corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

Date: June 26, 2009

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Second Restated Articles of Incorporation of Otter Tail Corporation.